EXHIBIT 7.7



                           AGREEMENT OF JOINT FILING
                           -------------------------


               Insignia Financial Group, Inc., Andrew L. Farkas, Liquidity Assistance L.L.C. and Market Ventures L.L.C. agree that the Amendment No. 1 to the Statement on Schedule 13D to which this agreement is attached as an exhibit, and all future amendments to the Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.


Dated:   October 4, 1996



                                       INSIGNIA FINANCIAL GROUP, INC.


                                       By:   /s/ Frank M. Garrison
                                             ---------------------
                                                 Frank M. Garrison
                                                 Executive Managing Director



                                       /s/ Andrew L. Farkas
                                       ---------------------
                                       Andrew L. Farkas



                                       LIQUIDITY ASSISTANCE L.L.C.


                                       By:   /s/ J. Scott Kester
                                             ---------------------
                                                 J. Scott Kester
                                                 President



                                       MARKET VENTURES L.L.C.

                                       By:   /s/ Sheryl W. Baker
                                             ---------------------
                                                 Sheryl W. Baker
                                                 Manager